Exhibit 99

PRESS RELEASE OF FIRST CLOVER LEAF FINANCIAL CORP.

FIRST CLOVER LEAF FINANCIAL CORP. ANNOUNCES QUARTERLY DIVIDEND

Tuesday, October 26, 2010

Edwardsville, Illinois – Media Contact Dennis Terry (618) 656-6122

First Clover Leaf Financial Corp. (the “Company”)(Nasdaq: FCLF) announced the approval by its Board of Directors of a cash dividend on its outstanding common stock of $0.06 per share for the quarter ended September 30, 2010.  The dividend will be payable to stockholders of record as of November 12, 2010 and is expected to be paid on November 19, 2010.  The Company has 7,909,565 shares of common stock outstanding.